Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Energy and Technology, Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George M. Sfeir, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-Q for the period ending June 30, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Annual Report on Form 10-Q for the period ending June 30, 2018, fairly presents, in all material respects, the financial condition and results of operations of Energy and Technology, Corp.

ENERGY & TECHNOLOGY, CORP.

Date: August 14, 2018	By:	/s/ George M. Sfeir
George M. Sfeir
Chief Executive Officer